UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 25, 2004

Roper Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12273	51-0263969

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 Satellite Blvd., Suite 200, Duluth, Georgia	30097

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 495-5100

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRO FORMA UNAUDITED CONDENSED FINANCIAL INFORMATION

Explanatory Note:

     On December 29, 2003, Roper Industries, Inc. (the “Company”, “Roper” or “we”) acquired all of the outstanding capital stock of Neptune Technology Group Holdings, Inc. (“Neptune”) for a cash purchase price of approximately $473 million, which is net of cash acquired and includes debt assumed. The purpose of this Current Report on Form 8-K is to update certain pro forma financial statements of Roper, which give effect to the acquisition and related transactions.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

The following Unaudited Pro Forma Financial Statements of Roper Industries, Inc. and Neptune Technology Group Holdings, Inc. are included as Exhibit 99.1 and are incorporated herein by reference in their entirety:

(1)	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003; and

(2)	the Notes to such financial statement.

(c)	Exhibits.

99.1	Pro Forma Unaudited Condensed Financial Information of Roper Industries, Inc. and Neptune Technology Group Holdings, Inc., as described in Item 9.01(b) of this Current Report on Form 8-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.
Date: October 25, 2004	By:	/s/ Brian D. Jellison
Brian D. Jellison
Chairman of the Board, President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro Forma Unaudited Condensed Financial Information of Roper Industries, Inc. and Neptune Technology Group Holdings, Inc., as described in Item 9.01(b) of this Current Report on Form 8-K.

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